                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          OPTIKA IMAGING SYSTEMS, INC.


          The undersigned, Mark K. Ruport and Steven M. Johnson hereby certify that:
          ONE:  They are the duly elected and acting President and Secretary,
          ---
respectively, of said corporation.

          TWO:  The Certificate of Incorporation of said corporation was
          ---
originally filed in the Office of the Secretary of State of the State of Delaware on April 29, 1996.

          THREE:  The Certificate of Incorporation of said corporation shall be
          -----
amended and restated to read in full as follows:

                                   ARTICLE I

          The name of this corporation is Optika Imaging Systems, Inc. (the "Corporation").

                                   ARTICLE II

          The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is the Corporation Service Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

          A.  Classes of Stock.  The Corporation is authorized to issue two
              ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Twenty-Seven Million (27,000,000). Twenty-Five Million (25,000,000) shares shall be Common Stock, par value

$0.001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $0.001 per share.

          B.  Rights, Preferences and Restrictions of Preferred Stock.  Without
              -------------------------------------------------------
further stockholder approval, the Preferred Stock authorized by this Second Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without
                                          ----------
limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          C.  Common Stock.
              ------------

          1.  Dividend Rights.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.  Liquidation Rights.  In the event of any voluntary or involuntary
              ------------------
liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

          3.  Redemption.  The Common Stock is not redeemable.
              ----------

          4.  Voting Rights.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE V

          Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

          The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or an amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the GCL. The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the Corporation's 1997 Annual Meeting of Stockholders. At the first annual meeting of stockholders following the initial election and designation of directors into classes, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the initial election and designation of directors into classes, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the initial election and designation of directors into classes, the terms of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

          Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the board of directors.

                                 ARTICLE VIII

          Stockholders of the Corporation shall take action by meetings held pursuant to this Second Amended and Restated Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

          A director of this Corporation shall, to the full extent permitted by the GCL as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the GCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.

          Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

          To the full extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

          Any repeal or modification of any of the foregoing provisions of this
Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE XI

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          FOUR:  The foregoing amendment has been duly adopted by the
          ----
Corporation's Board of Directors in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned have executed this certificate
on June   , 1996.
        --


                              ------------------------------------------------
                              Mark K. Ruport
                              President and Chief Executive Officer



                              ------------------------------------------------
                              Steven M. Johnson, Secretary



          The undersigned certify under penalty of perjury that they have read the foregoing Second Amended and Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

          Executed in Colorado Springs, Colorado, on June  , 1996.
                                                         --

                              ------------------------------------------------
                              Mark K. Ruport


                              ------------------------------------------------
                              Steven M. Johnson

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